UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

Legence Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42838	33-2905250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Las Plumas Avenue San Jose, CA	95133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 534-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	LGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 11 to the Credit Agreement

On October 30, 2025, Legence Holdings LLC (“Legence Holdings” or the “Borrower”), an indirect subsidiary of Legence Corp. (the “Company”), and certain other subsidiaries of the Company entered into Amendment No. 11 (the “Amendment”) to that certain Credit Agreement, dated as of December 16, 2020, by and among Legence Holdings, as borrower, Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender and an L/C issuer, the guarantors party thereto from time to time and the lenders party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment, among other things, refinances and replaces Borrower’s existing (i) $798.0 million term loan facility with a $798.0 million term loan facility (the “Term Loan Credit Facility”) that extends the maturity date by three years to December 16, 2031 and reduces its applicable interest rate by 25 basis points to the Secured Overnight Financing Rate (“SOFR”) plus 2.25% and (ii) $90.0 million revolving credit facility with a $200.0 million revolving credit facility (the “Revolving Credit Facility”) that extends its maturity date by approximately four years to September 22, 2030 and sets its applicable interest rate at SOFR plus 2.25%, in alignment with the Term Loan Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment No. 11 to the Credit Agreement, dated as of October 30, 2025, by and among Legence Holdings LLC, the guarantors party thereto, the lenders party thereto and Jefferies Finance LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGENCE CORP.

Dated: October 30, 2025	By:	/s/ Stephen Butz
	Name:	Stephen Butz
	Title:	Chief Financial Officer